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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                 March 11, 2005
                Date of Report (Date of Earliest Event Reported)

                                  ZiLOG, Inc.
             (Exact name of Registrant as specified in its charter)


         Delaware                        001-13748              13-3092996
(State or other Jurisdiction        (Commission File No.)      (IRS Employer
    of Incorporation)                                        Identification No.)

                                532 Race Street
                           San Jose, California 95126
          (Address of principal executive offices, including zip code)

                                 (408) 558-8500
              (Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02   Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

Joseph Colonnetta was appointed to the board of directors of ZiLOG, Inc. (the "Registrant") and ZiLOG-MOD III, Inc. ("MOD III") as a designee of an informal group of creditors participating in the Registrant's prepackaged reorganization in 2002. As the group's designee, Mr. Colonnetta's approval was required to sell the assets of MOD III. The majority of MOD III's assets were sold during 2004. In February of 2005, Mr. Colonnetta approved the process for liquidating MOD III's remaining assets. Consequently, Mr. Colonnetta's role as the group's designee is effectively complete. On March 11, 2005, Mr. Colonnetta informed the board of directors of the Registrant that due to the completion of his role as the group's designee and the increased time constraints arising from his other business activities he will be unable to stand for re-election at the Registrant's or MOD III's annual stockholder meetings on May 26, 2005. Mr. Colonnetta will serve out the remainder of his current term which expires on May 26, 2005. Mr. Colonnetta's resignation was not caused by any disagreement with the Registrant or MOD III.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ZiLOG, INC.

                                    By: /s/ John Rodman
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                                        John Rodman
                                        Vice President and Corporate Controller
                                                           Date: March 17, 2005